SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              ____________________


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) July 28, 2003




                               CONVERA CORPORATION
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             (Exact name of registrant as specified in its charter)

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
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                    Delaware                                000-31989                          54-1987541
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(State or other jurisdiction of incorporation)       (Commission File No.)        (I.R.S. Employer Identification No.)

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                          1921 GALLOWS ROAD, SUITE 200
                             VIENNA, VIRGINIA 221826
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              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (703) 761-3700



Item 5.  Other Events

     On July 28, 2003, Convera Corporation, a Delaware corporation ("Convera"), announced it accepted subscriptions for the sale of a total of 4,714,111 newly-issued shares of common stock in a private placement to a group of institutional investors. The shares were priced at $3.60 per share on July 23, 2003. The transaction closed on July 29 and 30, 2003 and resulted in gross proceeds of approximately $17 million. Allen & Company LLC acted as placement agent for the private placement.

     Convera intends to use the proceeds from this private placement for general
corporate  purposes,  including  potential  acquisitions.   A copy of Convera's
press release announcing the acceptance of subscriptions for the private placement is attached as Exhibit 99 hereto and incorporated by reference herein.

  The press release filed as an exhibit to this report announcing the transaction includes "safe harbor" language, pursuant to the Private Securities Litigation Reform Act of 1995, indicating that certain statements about Convera's business and the acquisition contained in the press release are "forward-looking" rather than "historic."


Item 7.  Exhibits

99          Press Release of Convera Corporation dated July 28, 2003

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                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                            CONVERA CORPORATION



                                            By:      /s/  Christopher M. Mann
                                                     Christopher M. Mann
                                                     Chief Financial Officer



Date:  July 30, 2003

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